Exhibit 10.2
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made, contingent upon the execution and non-revocation of the separate separation agreement between the parties, as of July 1, 2023 (the “Effective Date”), by and between Callon Petroleum Company, a Delaware corporation (the “Company”) and Jeffrey S. Balmer (the “Consultant”).

WHEREAS, the Company desires to retain the services of the Consultant to provide consulting services to the Company; and

WHEREAS, the Company and the Consultant wish to enter into an agreement to govern the provision of services by the Consultant for the benefit of the Company from and after the Effective Date upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.Term. This Agreement will be effective as of the Effective Date and will continue until December 31, 2023 (the “Consulting Term”); provided, however, that (1) in the event the Consultant obtains employment or commences or joins a business venture in a principal role, Consultant shall promptly notify the Company and the Consulting Term shall immediately cease no later than the commencement of Consultant’s employment or service to such business venture; (2) Consultant may terminate the Consulting Term at any time by providing the other party with written notice; (3) the Company may terminate the Consulting Term at any time by providing the other party with written notice; provided however that the Company’s obligation to pay the Consulting Fee shall survive such termination and the Consulting Fee shall be paid as provided in Section 3 as if the Consulting Term had continued until December 31, 2023, and (4) Company may terminate this Agreement immediately if Consultant breaches the Agreement.

2.Duties. During the Consulting Term, the Consultant will assist the Company in transitioning the duties of the Chief Operating Officer position and otherwise provide such other consulting services as are reasonably requested by the Company and its affiliates (the “Services”). The Consultant agrees to keep the Company or its designees reasonably informed of the Consultant’s activities relating to this Agreement.

3.Consulting Fees. During the Consulting Term, the Consultant will receive a monthly fee of $50,000 for each full month during the Consulting Term (the “Consulting Fee”), which will be paid monthly in arrears within fourteen (14) days of Company’s receipt of a monthly invoice from Consultant.

4.Reimbursement of Expenses. The Company will reimburse the Consultant for all reasonable business expenses necessary to provide the Services as incurred by the Consultant under this Agreement in accordance with the Company’s policies and procedures applicable to consultants, subject to provision by the Consultant of documentation reasonably satisfactory to the Company.

5.Restrictive Covenants. In consideration for receipt of the Consulting Fee and the provision of Confidential Information (as defined below) to the Consultant, the Consultant agrees to comply with the restrictive covenants set forth below:

(a)Confidentiality.

(i)During the Consulting Term, the Consultant may have access to confidential and proprietary information that is not generally known to the public (“Confidential Information”). The Consultant promises not to use in any way or disclose Confidential Information, directly or indirectly, either during or after the Consulting Term, except as required in the course of his services with the Company, if required in connection with a judicial or administrative proceeding, or if the information becomes public knowledge other than as a result of an unauthorized disclosure by the Consultant. All files, records, documents, information, data, and similar items relating to the business of Company, whether prepared by the Consultant or otherwise coming into his possession, will remain the exclusive property of Company and may not be removed from the premises of Company under any circumstances without the prior written consent of Company (except in the ordinary course of business during the Consulting Term), and in any event must be promptly delivered to Company upon termination of the Consulting Term. The Consultant agrees that upon his receipt of any subpoena, process, or other requests to produce or divulge, directly or indirectly, any Confidential Information to any entity, agency, tribunal, or person, whether received during or after the Consulting Term, the Consultant shall timely notify and promptly deliver a copy of the subpoena, process, or other request to Company. For this purpose, the Consultant irrevocably nominates and appoints Company (including any attorney retained by Company), as his true and lawful attorney-in-fact, to act in the Consultant’s name, place, and stead to perform any act that the Consultant might perform to defend and protect against any disclosure of any Confidential Information. The parties agree that the above restrictions on confidentiality and disclosure are completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for whatever reason. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on confidentiality and disclosure shall not render invalid or unenforceable any remaining restrictions on confidentiality and disclosure. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 5(a)(i) is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable.

(ii)In addition, 18 U.S.C. § 1833(b) states: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties to this Agreement also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

(b)Return of Company Property. The Consultant acknowledges that all information, notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software or intellectual property relating to the businesses of the Company and its subsidiaries and affiliates, in whatever form (including electronic), and all copies thereof, that are received or created by the Consultant while engaged hereunder by the Company or its subsidiaries or affiliates (including but not limited to Confidential Information) and inventions are and will remain the property of the Company and its subsidiaries and affiliates, and the Consultant will immediately return such property to the Company, or at the Company’s election, destroy such property, upon the termination of the Consultant’s engagement hereunder and, in any event, at the Company’s request; provided, however, that Consultant shall be entitled to keep his laptop computer and iPad after the Company has had a reasonable opportunity to remove any Confidential Information (as defined above).

(c)The Consultant further agrees that any property situated on the premises of, and owned by, the Company or its subsidiaries or affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.

(d)Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede the Consultant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. The Consultant does not need the prior authorization of the Company to make any such reports or disclosures and the Consultant will not be not required to notify the Company that such reports or disclosures have been made.

6.Limits of Authority. The Consultant has no right or authority, express or implied, to act on behalf of, assume, or create any obligation or responsibility, or otherwise bind, the Company or any of its affiliates in any way. The Consultant shall not make any contrary representation to any third party.

7.Compliance with Policies. As an independent contractor of the Company, the Consultant will perform his duties and responsibilities diligently, loyally, in accordance with the terms of this Agreement, and in compliance with applicable law and all of the Company’s policies, practices, and procedures that apply to the Company’s independent contractors, as they may be adopted or amended from time to time in the Company’s sole discretion.

8.Indemnity. The Consultant agrees to indemnify the Company, and hold it harmless, from and against any and all claims, liabilities, and expenses (including attorneys’ and accountants’ fees, costs, and expenses) resulting from, arising out of, or relating to any uncured breach of this Agreement by Consultant. The Consultant’s indemnification obligations include any losses or expenses incurred by the Company (including reasonable attorneys’ and accountants’ fees, costs, and expenses).

9.WAIVER OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY AND REGARDLESS OF THE LEGAL OR EQUITABLE BASIS OF ANY CLAIM, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR, AND EACH PARTY HEREBY RELEASES THE OTHER PARTY FROM, ANY FORM OF DAMAGES OTHER THAN DIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.Remedies. The Consultant understands and agrees that money damages might not be a sufficient remedy for any breach of this Agreement by the Consultant and that the Company could be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies will not be deemed to be the exclusive remedies for a breach by the Consultant of this Agreement but will be in addition to all other remedies available at law or equity to the Company.

11.Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

To the address provided by the Consultant on the signature page attached hereto. If to the Company:
To the Company:    Callon Petroleum Company
One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000 Houston, TX 77042
Attn:    General Counsel
E-mail:mecklund@callon.com With a copy to: legal@callon.com
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address will only be effective upon receipt.

12.Assignment. The rights and obligations of the Company and the Consultant hereunder will inure to the benefit of and be binding upon their respective successors and permitted assigns. Neither this Agreement nor any rights or interests in this Agreement or created by this Agreement may be assigned or otherwise transferred voluntarily or involuntarily by the Consultant.

13.Representations. The Consultant represents and warrants that the Consultant’s acceptance of this offer, and the Consultant’s performance of the obligations under this Agreement, do not conflict with or violate the terms of (a) any agreement by which the Consultant is bound, including any covenants or obligations to any other employer, entity or person; or (b) any order, rule, law, regulation, or other legal requirement or obligation applicable to the Consultant.

14.Independent Contractor Status. This Agreement will not be construed to create any association, partnership, joint venture, employee, or agency relationship between the Consultant and the Company for any purpose. The Consultant’s relationship to the Company will only be that of an independent contractor and the Consultant will perform the Services pursuant to this Agreement as an independent contractor. The Consultant will not have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company, or to bind the Company in any manner. The Consultant will not be entitled to, and will make no claim to, any rights or fringe benefits afforded to employees of the Company, including, without limitation, disability or unemployment insurance, workers’ compensation insurance, pension and retirement benefits, profit-sharing, or rights under any other benefit plan or program applicable to employees of the Company; provided, however, that Consultant and the Company are executing and delivering a Separation Agreement of even date herewith, which is in addition to this Agreement and provides Consultant with certain rights as expressly provided therein. Neither the Company nor any of its affiliates will have responsibility to provide any such benefits to the Consultant. The Consultant hereby agrees to make the Consultant’s own arrangements for any of such benefits as the Consultant may desire and to indemnify and hold the Company and its affiliates harmless from any and all liabilities or costs related thereto. The manner, means, details or methods by which the Consultant performs the services under this Agreement will be solely within the Consultant’s discretion. The Company makes no representation to Consultant concerning the tax consequences of the payments to be made under this Agreement. The Consultant is responsible for paying all federal, state and local income or business taxes, including estimated taxes, self-employment and any other taxes, fees, additions to tax, interest or penalties that may be assessed or imposed on him, or incurred by him, as a result of the payment of the Consulting Fee, or any other amounts paid by the Company to the Consultant, and agrees to indemnify and hold the Company and its affiliates harmless from any and all liabilities or costs related thereto.

15.Amendment. This Agreement will not be changed or altered, except by an agreement in writing signed by the Consultant and the Company.

16.Governing Law. This Agreement shall be governed by and be construed under the laws of the State of Texas, without regard to conflict of laws principles. Venue of any litigation arising from or relating to this Agreement shall be in a state or federal district court in Harris County, Houston, State of Texas, or United States District Court, Southern District of Texas, Houston Division.

17.Counterparts. This Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President & Chief Executive Officer
Date:	7/5/2023

CONSULTANT

By:	/s/ Jeffrey S. Balmer
Name:	Jeffrey S. Balmer
Date:	7/5/2023

SIGNATURE PAGE
TO
CONSULTING AGREEMENT